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                                                                   EXHIBIT 10.10

                        TERMINATION AND RELEASE AGREEMENT

            TERMINATION AND RELEASE AGREEMENT, dated as of July 7, 2004 (this "Agreement"), by and among Belden & Blake Corporation, an Ohio corporation (the "Borrower"), each subsidiary of the Borrower listed as a "Guarantor" on the signature pages hereto (each a "Guarantor" and collectively, the "Guarantors" and, together with the Borrower, each a "Loan Party" and collectively, the "Loan Parties"), Ableco Finance LLC, a Delaware limited liability company ("Ableco"), as collateral agent and administrative agent on behalf of the Lenders referred to in the Credit Agreement defined below (in such capacity, the "Collateral Agent" or the "Administrative Agent"), and Wells Fargo Foothill, Inc., a California corporation, formerly known as Foothill Capital Corporation ("Foothill"), as funding agent on behalf of the Lenders (in such capacity, the "Funding Agent", and together with the Administrative Agent and the Collateral Agent, each an "Agent" and collectively the "Agents").

                              W I T N E S S E T H:

            WHEREAS, the Borrower, the Guarantors, the Agents and the Lenders are parties to the Amended and Restated Credit Agreement, dated as of August 23, 2000 (as amended, restated, supplemented, modified or otherwise changed, the "Credit Agreement"; capitalized terms not otherwise defined shall have the meanings assigned to them in the Credit Agreement);

            WHEREAS, the obligations of the Loan Parties to the Agents and the Lenders in respect of the Credit Agreement and the other Loan Documents (the "Obligations") are secured pursuant to the terms of the Credit Agreement and the other Loan Documents;

            WHEREAS, the Borrower has advised the Agents that it intends to (a) prepay all the principal of all Loans outstanding under the Credit Agreement and to pay all interest and fees payable under the Credit Agreement that will have accrued and be unpaid on the date hereof (and any interest and fees shall accrue at a per diem rate of $7,072.78, if payment is not received on the date hereof as provided in Section 5 below), (b) pay all other monetary obligations of the Borrower under the Credit Agreement and the other Loan Documents that have accrued or otherwise arisen on or before the date hereof, including amounts payable pursuant to any indemnity or expense reimbursement provisions, and provide an expense deposit for monetary obligations arising in accordance with
Section 5 below, (c) cause each Letter of Credit (other than the Surviving Letter of Credit (as defined below)) to be returned to Funding Agent for cancellation and (d) cash collateralize the Surviving Letter of Credit as set forth below.

            NOW, THEREFORE, in consideration of the premises and agreements herein and the payment of the Obligations, the parties hereby agree as follows:

            1. Subject to (a) the satisfaction of the conditions precedent set forth in Section 6 below (including the payment of all amounts referred to in Section 5 below), (b) the agreement, acknowledgement and understanding that the provisions of the Credit Agreement and the other Loan Documents that are explicitly stated to survive the repayment of the Obligations shall remain in full force and effect and (c) the agreement, acknowledgment and understanding that the Borrower's reimbursement obligations with respect to the Surviving Letter of Credit

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and the Borrower's obligations under the Cash Collateral Agreement (as defined below) shall remain in full force and effect, the Agents (on behalf of Lenders) acknowledge and agree that all liability of the Borrower and the Guarantors in respect of the Obligations under the Loan Documents shall be deemed to be and shall be paid and discharged in full, provided that the foregoing shall not be construed to relieve the Borrower or Guarantors from their obligations under any indemnity or expense reimbursement provisions of any Loan Document in respect of any amounts that may become payable thereunder after the date hereof (including, without limitation, Section 11.15 of the Credit Agreement).

            2. Without recourse and without any representation or warranty of any kind, subject to satisfaction of the conditions precedent set forth in
Section 6 hereof, the Agents (on behalf of the Lenders) hereby terminate and release any and all liens, security interests or other charges or encumbrances in favor of the Agents or Lenders now existing or hereafter arising under the Credit Agreement or the other Loan Documents (other than the liens on the Cash Collateral (as defined below) under the Cash Collateral Agreement). The Borrower acknowledges and agrees that any commitments of the Agents or the Lenders to provide loans, letters of credit or other financial accommodations under the Loan Documents are hereby terminated.

            3. Subject to satisfaction of the conditions precedent set forth in
Section 6 hereof, the Agents (on behalf of the Lenders):

                  (a) hereby authorize the Loan Parties, their counsel or their designee to file UCC termination statements in respect of the UCC financing statements filed previously by the Agents against the Loan Parties in connection with the Loan Documents and releases of mortgages in respect of Mortgages filed by the Agents against the Loan Parties in connection with the Loan Documents, in each case without representation, warranty, or recourse to the Agents or the Lenders and at the sole cost and expense of the Loan Parties;

                  (b) hereby agree on the Payoff Date (as defined below) to send to the Borrower (or its designee or their respective counsel) any certificates, instruments or other possessory collateral (other than the Cash Collateral and other than with respect to other cash which shall be governed in accordance with the terms of Section 7 hereof) pledged to or held by the Agents as collateral under the Loan Documents, without representation, warranty, or recourse to the Agents or the Lenders and at the sole cost and expense of the Loan Parties;

                  (c) hereby agree promptly to provide termination notices or agreements sufficient to terminate, in accordance with their terms, any depository account, blocked account, lockbox account or similar agreements, entered into pursuant to the Loan Documents (if such agreements are not terminated automatically in accordance with their terms by reason of the receipt of the Payoff Amount (as defined below)), without representation, warranty, or recourse to the Agents or the Lenders and at the sole cost and expense of the Loan Parties; and

                  (d) will, at the reasonable request of the Borrower, execute such additional instruments and other writings, and take such other actions, to effect or evidence the release of any liens, security interests or other charges or encumbrances in favor of the Agents

                                      -2-
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now or hereafter arising under the Credit Agreement or the other Loan Documents
(including, without limitation, (i) releases of Mortgages and (ii) releases of filings made with respect to patents, trademarks, copyrights, or other intellectual property rights of the Loan Parties (to the extent any such filings were made), but, in each case, without representation, warranty, or recourse to the Agents or the Lenders and at the sole cost and expense of the Loan Parties.

            4. This Agreement shall be binding on and shall inure to the benefit of the Agents and the Loan Parties and their respective successors and assigns.

            5. (a) As of the date hereof, the outstanding principal amount of the Loans and accrued and unpaid interest and all fees related thereto (other than the amounts specified in Sections 5(b) and (c) below) is $28,664,841.88. If payment of the Obligations is not made on July 7, 2004, on or before 12:00 noon (New York City time), or such later time as may be agreed to by the Agents, interest and fees shall accrue at the per diem rate of $7,072.78, provided that,
(i) the interest rate and the outstanding principal amount of the Loans do not change after the date hereof and (ii) notwithstanding anything in the Credit Agreement to the contrary, such interest and fee payment shall be made in full in cash. If the assumptions set forth with respect to the calculation of the principal, interest and fee components are not correct, the Administrative Agent will notify the Borrower in writing before the Payoff Date (as defined below) of the appropriate changes in the amounts of principal, interest and fees and such adjusted amounts shall be required to be paid hereunder.

                  (b) The aggregate amount of the accrued and unpaid fees and expenses of counsel and other experts and specialists to the Agents and the Lenders, and the expense deposit related to unpaid fees and expenses (the "Expense Deposit"), in each case in connection with the administration of this matter, including, without limitation, the termination and the release of the Collateral, is $150,000.00, which shall be paid in accordance with Section 7 below.

                  (c) There is currently outstanding for the account of the Borrower a Letter of Credit (No. 5750965) (the "Surviving Letter of Credit") issued by Wells Fargo Bank, National Association pursuant to the Credit Agreement, in the face amount of $1,200,000, with respect to which the Funding Agent will accept cash collateral in the amount of $1,320,000 pursuant to a cash collateral agreement (the "Cash Collateral Agreement") in favor of the Funding Agent, in form and substance satisfactory to the Funding Agent (the "Cash Collateral"), that may be drawn upon in the event of any payment by the Funding Agent, or Wells Fargo, on account of the Surviving Letter of Credit and on account of fees and expenses payable to the Funding Agent with respect to the Surviving Letter of Credit.

            The sum of the amounts in clauses (a), (b) and (c) above is referred to as the "Payoff Amount."

            6. The effectiveness of this Agreement is subject to the condition precedent that (i) the Agents and the Agents' counsel, as the case may be, shall have received (a) full payment of the Payoff Amount set forth in Section 5 hereof by wire transfer of immediately available funds in the amounts and in accordance with the wire transfer instructions set forth on Annex A hereto and
(b) counterparts of this Agreement and the Cash Collateral Agreement duly executed by each Loan Party and received by the Administrative Agent (the date on which the

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foregoing conditions shall first be satisfied herein called the "Payoff Date")
and (ii) Wells Fargo Bank, National Association or its designee shall have received for cancellation all outstanding original Letters of Credit (other than the Surviving Letter of Credit) at the address set forth on Annex C hereto and shall have received a letter, in form and substance satisfactory to Wells Fargo Bank, National Association, requesting cancellation of such Letters of Credit. Such letter shall be on letterhead of the beneficiary of the Letter of Credit, shall refer to the Letter of Credit number and the account for whom such Letter of Credit was issued and shall include a request that such Letter of Credit be cancelled. If the Payoff Date does not occur on or prior to 5:00 pm (New York City time) on July 7, 2004, then this Agreement shall automatically terminate.

            7. On and after the Payoff Date, the Funding Agent agrees to forward, but not more than once on any Business Day, any cleared and immediately available funds (other than Cash Collateral) (the "Remaining Funds") of the Loan Parties received by it in the Funding Agent's account from any of the Borrower's bank accounts (the "Bank Accounts") as a result of the cash management systems established under the Credit Agreement and the other Loan Documents. Such Remaining Funds will be forwarded to the Borrower in accordance with the wire instructions set forth on Annex B hereto. In consideration of the foregoing and the other terms of this Agreement, the Loan Parties hereby:

                  (a) agree that the Funding Agent's customary wire transfer fees shall be setoff from any Remaining Funds that the Funding Agent forwards to the Borrower pursuant to this Section 7, and

                  (b) confirm that they are obligated pursuant to, and on the terms of, Section 11.15 of the Credit Agreement to indemnify, hold harmless and reimburse the Funding Agent for any losses, liabilities, damages, claims (including, but not limited to, claims by any bank at which a Bank Account is maintained or any other third party), demands, obligations, actions, suits, judgments, penalties, costs or expenses, including, but not limited to, attorneys' fees, suffered or incurred by the Funding Agent in any way relating to the Bank Accounts or any related agreement, instrument or document in connection with the Bank Accounts or any transaction arising in connection therewith, and to reimburse the Funding Agent for amounts it incurs as a result of checks and other remittances that are returned unpaid for any reason, the proceeds of which the Funding Agent credited to the Obligations or remitted to the Borrower.

            8. (a) The Loan Parties acknowledge and agree that (a) the amounts referred to in Section 5 above are enforceable obligations of the Loan Parties and, other than with respect to the Expense Deposit, are payable to the Agents and the Lenders, as applicable, pursuant to the provisions of the Credit Agreement and the other Loan Documents, without any deduction, offset, defenses or counterclaim, (b) prior to the Payoff Date, nothing contained herein shall constitute a waiver of any Default or Event of Default or any Agent's or any Lender's rights and remedies under the Credit Agreement or any other Loan Document and (c) as of the Payoff Date, the Credit Agreement and the other Loan Documents are terminated, and the Agents, the Lenders, and their respective participants, if any, have no further obligation, duty or responsibility under the Credit Agreement and any other Loan Document or any other document or agreement executed and/or delivered in connection therewith.

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                  (b) The Loan Parties hereby irrevocably, unconditionally and generally release and discharge the Agents, the Lenders, their respective participants, if any, and successors and assigns, and their respective officers, directors, shareholders, affiliates, agents, attorneys and employees (the "Released Parties"), from or in connection with any and all actions, accounts, suits, debts, controversies, agreements, promises, damages, judgments, executions, any liability, claims or demands and any acts or omissions of any such Released Parties, known or unknown and of any nature whatsoever which the Loan Parties or their successors and assigns ever had, now have or hereafter can, shall or may have, against any or all of the Loan Parties to the date of this Agreement arising directly or indirectly under, pursuant to, or out of, the Loan Documents.

                  (c) As to each and every claim released hereunder, each Loan Party hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, each of them specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

            "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

                  (d) As to each and every claim released hereunder, each Loan Party also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the state of New
York), if any, pertaining to general releases after having been advised by their legal counsel with respect thereto.

            9. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Agreement.

            10. This Agreement shall be governed by and construed in accordance with the law of the State of New York. EACH LOAN PARTY AND EACH AGENT, FOR ITSELF AND ON BEHALF OF THE LENDERS HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT, OR UNDER ANY INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                        ADMINISTRATIVE AGENT AND
                                        COLLATERAL AGENT:

                                        ABLECO FINANCE LLC

                                        By: /s/ Daniel Wolf
                                           ------------------------------------
                                           Name: Daniel Wolf
                                           Title: Vice President

                                        FUNDING AGENT:

                                        WELLS FARGO FOOTHILL, INC.

                                        By: /s/ Drew Stawin
                                           ------------------------------------
                                           Name: Drew Stawin
                                           Title: Senior Vice President

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                                        BORROWER:

                                        BELDEN & BLAKE CORPORATION

                                        By: /s/ James L. Goist
                                           ------------------------------------
                                           Name: James L. Goist
                                           Title: Treasurer

                                        GUARANTORS:

                                        THE CANTON OIL & GAS COMPANY

                                        By: /s/ James L. Goist
                                           ------------------------------------
                                           Name: James L. Goist
                                           Title: Treasurer

                                        WARD LAKE DRILLING, INC.

                                        By: /s/ James L. Goist
                                           ------------------------------------
                                           Name: James L. Goist
                                           Title: Treasurer
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                                     Annex A

                     WIRE TRANSFER INSTRUCTIONS FOR FUNDING

Name of Bank:      JPMorgan Chase Bank
                   4 New York Plaza
                   New York, New York  10004

ABA No:            021000021

Account Name:      Wells Fargo Foothill, Inc.

Account No:        323-266193

Ref:               Belden & Blake

Amount:            $30,134,841.88

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                                     Annex B

                      Borrower's Wire Transfer Instructions

Name of Bank:     KeyBank
                  2025 Ontario Street
                  Cleveland, OH 44115

ABA No:           041001039

Account Name:     Belden & Blake Corporation

Account No:       042-818-4440

Ref:              Termination and Release of Ableco Loan

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                                     Annex C

Address:

Wells Fargo Bank, N.A.
Trade Services Division, Northern California
One Front Street, 21st Floor
San Francisco, CA 94111
Attn:  Jai Chaudhary